Exhibit 3.1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “ACV AUCTIONS INC.”, FILED IN THIS OFFICE ON THE SECOND DAY OF SEPTEMBER, A.D. 2020, AT 9:23 O`CLOCK A.M.

5666092 8100	Authentication: 203581956
SR# 20207068504	Date: 09-02-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 09:23 AM 09/02/2020 FILED 09:23 AM 09/02/2020 SR 20207068504 – File Number 5666092	EIGHTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ACV AUCTIONS INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

ACV Auctions Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. That the name of this corporation is ACV Auctions Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on December 30, 2014.

2. That the Board of Directors of this corporation (the “Board of Directors”) duly adopted resolutions proposing to amend and restate the Seventh Amended and Restated Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Seventh Amended and Restated Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

FIRST: The name of this corporation is ACV Auctions Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 311,100,000 shares of Common Stock, $0.001 par value per share (“Common Stock”) and (ii) 230,538,501 shares of Preferred Stock, $0,001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2. Voting. The holders of the Common. Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written action lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Eight Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together, with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the General Corporation Law. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

B. PREFERRED STOCK

9,284,110 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series E-1 Preferred Stock”, 28,9,045 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series E Preferred Stock”; 40,491,675 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series D Preferred Stock”; 36,535,641 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series C Preferred Stock”; 62,748,330 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock”; 36,231,850 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock”; 9,615,250 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series Seed Preferred Stock” and 6,699,600 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series Seed 2 Preferred Stock”. The Series Seed Preferred Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series E-1 Preferred Stock are referred to collectively herein as the “Senior Preferred Stock”. The Series Seed Preferred Stock and the Series Seed 2 Preferred Stock are referred to collectively herein as the “Combined Series Seed Preferred Stock”. The shares of Preferred Stock have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “sections” or “subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1. Dividends.

1.1 Preferred Stock. In any calendar year, the holders of outstanding shares of each series of Preferred Stock shall be entitled to receive on a pari passu basis dividends, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, at the rate per annum of the applicable Original Issue Price (as defined below) for such series of Preferred Stock equal to the applicable Dividend Rate (as defined below) for such series of Preferred Stock, payable in preference and priority to any declaration or payment of any distribution on Common Stock of the Corporation in such calendar year. No distributions shall be made with respect to the Common Stock unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) dividends on the Preferred Stock have been declared in accordance with the preferences stated herein and all declared dividends on the Preferred Stock have been paid or set aside for payment to the holders of Preferred Stock. The right to receive dividends on shares of Preferred Stock shall not be cumulative, and no right to dividends shall accrue to holders of Preferred Stock by reason of the fact that dividends on said shares are not declared or paid. “Dividend Rate” shall mean (i) eight percent (8.0%) for shares of Series E-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock and (ii) four percent (4.0%) for shares of Combined Series Seed Preferred Stock. The “Series E-1 Original Issue Price” shall mean $5.9241 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Series E-1 Preferred Stock). The Series E Original Issue Price” shall mean $5.5302 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Series E Preferred Stock). The “Series D Original Issue Price” shall mean $2.3511 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Series E Preferred Stock). The “Series C Original Issue Price” shall mean $0.9497 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Series C Preferred Stock). The “Series B Original Issue Price” shall mean $02905 per share (as adjusted for any stock dividends, combinations, splits, recapitalizatt4 and the like with respect to the Series B Preferred Stock). The “Series A Original Issue Price” shall mean $0.138 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Series A Preferred Stock). The “Series Seed Original Issue Price” shall mean $0.104 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Series Seed Preferred Stock). The “Series Seed 2 Original Issue Price” shall mean $0.149 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Series Seed 2 Preferred Stock). “Original Issue Price” shall mean the Series E-1 Original Issue Price with respect to the Series E-1 Preferred Stock, the Series E Original Issue Price with respect to tie Series E Preferred Stock, the Series D Original Issue Price with respect to the Series D Preferred Stock, the Series C Original Issue Price with respect to the Series C Preferred Stock, the Series B Original Issue Price with respect to the Series B Preferred Stock, the Series A Original Issue Price with respect to the Series A Preferred Stock, the Series Seed Original Issue Price with respect to the Series Seed Preferred Stock and the Series Seed 2 Original Issue Price with respect to the Series Seed 2 Preferred Stock, as applicable.

1.2 Common Stock. After the payment or setting aside for payment of the dividends described in Subsection 1.1, any additional dividends set aside or paid in any fiscal year shall be se ide or paid among the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series E-1 Preferred Stock and Common Stock then outstanding in proportion to the greatest whole number of shares of Common Stock which would be held by each such holder if all shares of Preferred Stock were converted at the then-effective conversion rate as calculated pursuant to Subsection 4.1.

2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1 Preferential Payments to Holders of Senior Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event (as defined below), the holders of shares of Senior Preferred Stock then outstanding shall be entitled to be paid on a pari passu basis out of the assets of the Corporation available for distribution to its stockholders or out of the Available Proceeds (as defined below), as applicable, before any payment shall be made to the holders of Series Seed 2 Preferred Stock and Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the applicable Original Issue Price for such series of Senior Preferred Stock, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of such series of Senior Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (such greater amount payable in respect of a series of Senior Preferred Stock is hereinafter referred to as the “Primary Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Senior Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Senior Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of such shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2 Preferential Payments to Holders of Series Seed 2 Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment in full of all preferential amounts required to be paid to the holders of shares of Senior Preferred Stock pursuant to Subsection 2.1, the holders of shares of Series Seed 2 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders or out of the remaining Available Proceeds, as the case may be, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the applicable Original Issue Price for the Series Seed 2 Preferred Stock, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series Seed 2 Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (such greater amount payable in respect of the Series Seed 2 Preferred Stock is hereinafter referred to as the “Secondary Liquidation Amount” and together with the Primary Liquidation Amount, the “Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series Seed 2 Preferred Stock the full amount to which they shall be entitled under this Subsection 2.2, the holders of shares of Series Seed 2 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of such shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.3 Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders or the remaining Available Proceeds, as the case may be, shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

2.4 Deemed Liquidation Events.

2.4.1 Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of (a) (i) at least sixty-one percent (61%) of the then outstanding shares of Series A Preferred Stock (voting as a separate class), (ii) a majority of the then outstanding shares of Series B Preferred Stock (voting as a separate class), (iii) a majority of the then outstanding shares of Series C Preferred Stock (voting as a separate class), (iv) a majority of the then outstanding shares of Series D Preferred Stock (voting as a separate class), (v) at least sixty percent (60%) of the then outstanding shares of Series E Preferred Stock (voting as a separate class), and (vi) at least a majority of the then outstanding shares of Series E-1 Preferred Stock (voting as a separate class) (collectively, the “Requisite Holders”) and (b) the Series D Holder (as defined in the Sixth Amended and Restated Voting Agreement by and between the Corporation and certain stockholders of the Corporation dated as of the Series E-1 Original Issue Date, as it may be amended and/or restated from time to time) for so long as the Series D Holder continues to beneficially own at least twenty five percent (25%) of the Series D Preferred Stock it held on the Series E-1 Original Issue Date (the “Series D Requisite Holder”), elect otherwise by written notice sent to the Corporation at least ten (10) days prior to the effective date of any such event:

(a) a merger or consolidation in which

(i)	the Corporation is a constituent party or

(ii)

a subsidiary of the Corporation is aconstituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to suchmerger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation;

(b) any transaction or series of related transactions to which the Corporation is a party in which in excess of fifty percent (50%) of the Corporation’s voting power is transferred; provided, that, such transaction or series of related transaction shall not include any transaction or series of transactions involving the issuance of equity of the Corporation solely for bona fide equity financing purposes in which cash is received by the Corporation or any successor or indebtedness of the Corporation is cancelled or converted or a combination thereof; or

(c) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets or intellectual property of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets or intellectual property of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.4.2 Effecting a Deemed Liquidation Event.

(a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.4.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation in such Deemed Liquidation Event shall be paid to the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 and 2.3.

(b) In the event of a Deemed Liquidation Event referred to in Subsection 2.4.1(a)(ii), 2.4.1(b) or 2.4.1(c), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within ninety (90) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock, and (ii) unless the Requisite Holders otherwise agree in a written instrument delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event (the “Redemption Date”), to redeem all outstanding shares of Preferred Stock at a price per share equal to the applicable Liquidation Amount for each such respective series of Preferred Stock. The applicable Liquidation Amount payable to the holders of outstanding shares of Preferred Stock to be redeemed pursuant to the preceding sentence is referred to herein as the applicable “Redemption Price” and notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, (A) if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock but are sufficient to redeem all outstanding shares of Senior Preferred Stock, the Corporation shall redeem each holder’s shares of Senior Preferred Stock in full and then ratably redeem each holder’s shares of Series Seed 2 Preferred Stock to the fullest extent of the remaining Available Proceeds, and shall redeem the remaining shares of Series Seed 2 Preferred Stock as soon as it may lawfully do so under the General Corporation Law of the State of Delaware governing distributions to stockholders or (B) if the Available Proceeds are not sufficient to redeem all outstanding shares of Senior Preferred Stock (without consideration of the redemption of Series Seed 2 Preferred Stock), the Corporation shall ratably redeem each holder’s shares of Senior Preferred Stock to the fullest extent of the remaining Available Proceeds, and shall redeem, first, the remaining shares of Senior Preferred Stock and, second, the outstanding shares of Series Seed 2 Preferred Stock as soon as it may lawfully do so under the General Corporation. Law of the State of Delaware governing distributions to stockholders. Prior to the distribution or redemption provided for in this Subsection 2.4.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business. A redemption of Preferred Stock pursuant to this Subsection 2.4.2(b) shall be effected in accordance with Subsection 2.4.2(c) below.

(c) Redemption Following a Deemed Liquidation Event.

(i)

Redemption Notice. The Corporation shall send written notice of the redemption (the “Redemption Notice”) to each holder of record of Preferred Stock not less than 20 days prior to the Redemption Date. Each Redemption Notice shall state: (A) the number of shares of Preferred Stock held by such holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice; (B) the Redemption Date and the applicable Redemption Price for such holder’s shares of Preferred Stock; (C) the date upon which the holder’s right to convert shares of Preferred Stock terminates (as determined in accordance with Section 4); and (D) that the holder is to surrender to the Corporation, in the manner and at the place designated in the Redemption Notice, his, her or its certificate or certificates representing the shares of Preferred Stock to be redeemed.

(ii)

Surrender of Certificates; Payment. On or before the Redemption Date, each holder of shares of Preferred Stock to be redeemed on the Redemption Date (unless such holder has exercised his, her or its right to convert such shares as provided in Section 4) shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner 94 thereof.

(iii)

Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the applicable Redemption Price payable upon redemption of the shares of Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, all rights with respect to such shares of Preferred Stock shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the applicable Redemption. Price without interest, upon surrender of their certificate or certificates therefor.

2.4.3 Amount Deemed Paid or Distributed. If the amount deemed paid or distributed under this Subsection 2.4.3 is made in property other than in cash, the value of such distribution shall be the fair market value of such property, rights or securities, which shall be determined as follows:

(a) If the value of such property is established in the definitive documentation entered into in connection with such transaction (the “Acquisition Agreement”), then the fair market value shall be established using the method set forth in the Acquisition Agreement; provided that the Acquisition Agreement is approved by the holders of at least a majority of the outstanding shares of Preferred Stock.

(b) If Subsection 2.4.3(a) is not applicable, then for securities not subject to investment letters or other similar restrictions on free marketability,

(i)

if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the thirty (30) day period ending three (3) days prior to the closing of such transaction;

(ii)	if actively over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the closing of such transaction; or

(iii)

if there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board of Directors (to include the affirmative approval of at least two of the Preferred Directors (as defined below)).

(c) The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall take into account an appropriate discount (as determined in good faith by the Board of Directors, to include the affirmative approval of at least two of the Preferred Directors) from the market value as determined pursuant to clause (a) above so as to reflect the approximate fair market value thereof.

2.4.4 Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to Subsection 2.4.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Subsection 2.4.4, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

3. Voting.

3.1 General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of any series of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of such holder’s Preferred Stock are respectively convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class and on an as-converted to Common Stock basis.

3.2 Election of Directors. As long as at least 9,057,950 shares of Series A Preferred Stock and Series B Preferred Stock (each subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such series of Preferred Stock) remain outstanding, the holders of record of the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, exclusively and as a single class, shall be entitled to elect three (3) directors of the Corporation (the “Preferred Directors”). For so long as the Series D Requisite Holder has the right to designate the Series D Director pursuant to the Voting Agreement, such Series D Director shall also be deemed to be a Preferred Director. The holders of record of the shares of Common Stock, exclusively and as a separate class, shall elect the then-acting Chief Executive Officer of the Corporation to the Board of Directors. Two (2) directors shall be independent directors designated and elected by a majority of the other directors. Any Preferred Director may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. The independent directors may be removed without cause by, and only by, the affirmative vote of a majority of the other directors. If the holders of shares of a series of Preferred Stock or Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class pursuant to the first, second and thirdsentences of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the series of Preferred Stock or Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Preferred Stock), exclusively and voting together as a single class on an as-converted to Common Stock basis, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2. The rights of the holders of the Series A Preferred Stock and Series B Preferred Stock under the first sentence of this Subsection 3.2 shall terminate on the first date following the Series E-1 Original Issue Date (as defined below) on which there are issued and outstanding less than 1,811,590 shares of Series A Preferred Stock and Series B Preferred Stock (each subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to such series of Preferred Stock).

3.3 Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series El Preferred Stock Protective Provisions. At any time when at least 1,811,590 shares of Series A Preferred Stock, 3,566,240 shares of Series B Preferred Stock, 1,794,963 shares of Series C Preferred Stock, 10,633,321 shares of Series D Preferred Stock, 6,780,948 shares of Series E Preferred Stock and 2,321,028 shares of Series E-1 Preferred Stock (each subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such series of Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series E-1 Preferred Stock (exclusively and voting together as a single class and on an as-converted to Common Stock basis) given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class (on an as-converted basis), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

3.3.1 alter or change the rights, preferences or privileges of any series of Preferred Stock;

3.3.2 increase or decrease in the authorized number of shares of any series of Preferred Stock or Common Stock;

3.3.3 issue, authorize or designate, whether by reclassification or otherwise, any new class or series of stock or any other securities convertible into equity securities of the Company having rights, preferences and privileges on parity with or senior to any series of Preferred Stock with respect to dividends, liquidation preference, voting or antidilution protection;

3.3.4 purchase or redeem Common Stock or Preferred Stock (other than pursuant to warrants or equity incentive agreements with service providers giving the Corporation the right to repurchase shares at the cessation of service at the lower of the original purchase price or the then-current fair market value thereof);

3.3.5 liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger or consolidation or any other Deemed Liquidation Event, or consent to any of the foregoing;

3.3.6 amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation;

3.3.7 increase or decrease the authorized number of directors constituting the Board of Directors;

3.3.8 take any action that results in the payment or declaration of a dividend on any shares of Common Stock or Preferred Stock ranking junior to any series of Preferred Stock other than dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock;

3.3.9 take action that results in a security interest being placed on all or substantially all of the Corporation’s assets or intellectual property;

3.3.10 cause or permit any of its subsidiaries to sell, issue, sponsor, create or distribute any digital tokens, cryptocurrency or other blockchain-based assets (collectively, “Tokens”), including through a pre-sale, initial coin offering, token distribution event or crowdfunding, or through the issuance of any instrument convertible into or exchangeable for Tokens; or

3.3.11 permit any direct or indirect subsidiary of the Corporation to effect or validate any action (whether by, either directly or indirectly, amendment, merger, consolidation, or otherwise) that would be prohibited by subsections 3.3.1—3.3.10 above if taken by the Corporation.

3.4 Series E-1 Preferred Stock Protective Provisions. At any time when at least 2,321,028 shares of Series E-1 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E-1 Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series E-1 Preferred Stock (voting as a separate class), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

3.4.1 any action, including an amendment of any provision of the Certificate of Incorporation, which adversely and disproportionately alters or changes the powers, preferences or special rights of the Series E-1 Preferred Stock;

3.4.2 any increase or decrease of the total number of authorized shares of Series E-1 Preferred Stock;

3.4.3 any amendment, termination or waiver of clause (vi) of the definition of “Requisite Holders” in Section 2.4.1;

3.4.4 any amendment, termination or waiver of the last sentence of Section 4.4.2;

3.4.5 any amendment, termination or waiver of Section 5.1(b);

3.4.6 any amendment, termination or waiver of the first sentence of Section 7; or

3.4.7 permit any direct or indirect subsidiary of the Corporation to effect or validate any action (whether by amendment, merger, consolidation, or otherwise) that would be prohibited by subsections 3.4.1—3.4.2 above if taken by the Corporation.

3.5 Series E Preferred Stock Protective Provisions. At any time when at least 6,780,948 shares of Series E Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least sixty percent (60%) of the then outstanding shares of Series E Preferred Stock (voting as a separate class), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

3.5.1 any action, including an amendment of any provision of the Certificate of Incorporation, which adversely and disproportionately alters or changes the powers, preferences or special rights of the Series E Preferred Stock;

3.5.2 any increase or decrease of the total number of authorized shares of Series E Preferred Stock;

3.5.3 any amendment, termination or waiver of clause (v) of the definition of “Requisite Holders” in Section 2.4.1;

3.5.4 any amendment, termination or waiver of the second to last sentence of Section 4.

3.5.5 any amendment, termination or waiver of Section 5.1(b);

3.5.6 any amendment, termination or waiver of the second sentence of Section 7; or

3.5.7 permit any direct or indirect subsidiary of the Corporation to effect or validate any action (whether by amendment, merger, consolidation, or otherwise) that would be prohibited by subsections 3.5.1—3.5.2 above if taken by the Corporation.

3.6 Series D Preferred Stock Protective Provisions. At any time when at least 10,633,321 shares of Series D Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series D Preferred Stock (voting as a separate class), only if such majority includes the Series D Requisite Holder, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

3.6.1 any action, including an amendment of any provision of the Certificate of Incorporation, which adversely and disproportionately alters or changes the powers, preferences or special rights of the Series D Preferred Stock;

3.6.2 any increase or decrease of the total number of authorized shares of Series D Preferred Stock;

3.6.3 any amendment, termination or waiver of clause (iv) of the definition of “Requisite Holders” in Section 2.4.1;

3.6.4 any amendment, termination or waiver of the fourth sentence of Section 4.4.2;

3.6.5 any amendment, termination or waiver of Section 5.1(b);

3.6.6 any amendment, termination or waiver of the third sentence of Section 7; or

3.6.7 permit any direct or indirect subsidiary of the Corporation to effect or validate any action (whether by amendment, merger, consolidation, or otherwise) that would be prohibited by subsections 3.6.1—3.6.2 above if taken by the Corporation.

3.7 Series C Preferred Stock Protective Provisions. At any time when at least 1,794,963 shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series C Preferred Stock (voting as a separate class), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

3.7.1 any action, including an amendment of any provision of the Certificate of Incorporation, which adversely and disproportionately alters or changes the powers, preferences or special rights of the Series C Preferred Stock;

3.7.2 any increase or decrease of the total number of authorized shares of Series C Preferred Stock;

3.7.3 any amendment, termination or waiver of clause (iii) of the definition of “Requisite Holders” in Section 2.4.1;

3.7.4 any amendment, termination or waiver of the third sentence of Section 4.4.2;

3.7.5 any amendment, termination or waiver of Section 5.1(b);

3.7.6 any amendment, termination or waiver of the fourth sentence of Section 7; or

3.7.7 permit any direct or indirect subsidiary of the Corporation to effect or validate any action (whether by amendment, merger, consolidation, or otherwise) that would be prohibited by subsections 3.7.1—3.7.2 above if taken by the Corporation.

3.8 Series B Preferred Stock Protective Provisions. At any time when at least 3,566,240 shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series B Preferred Stock (voting as a separate class), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

3.8.1 any action, including an amendment of any provision of the Certificate of Incorporation, which adversely and disproportionately alters or changes the powers, preferences or special rights of the Series B Preferred Stock;

3.8.2 any increase or decrease of the total number of authorized shares of Series B Preferred Stock;

3.8.3 any amendment, termination or waiver of clause (ii) of the definition of “Requisite Holders” in Section 2.4.1;

3.8.4 any amendment, termination or waiver of the second sentence of Section 4.4.2;

3.8.5 any amendment, termination or waiver of Section 5.1(b);

3.8.6 any amendment, termination or waiver of the fifth sentence of Section 7; or

3.8.7 permit any direct or indirect subsidiary of the Corporation to effect or validate any action (whether by amendment, merger, consolidation, or otherwise) that would be prohibited by subsections 3.8.1 - 3.8.2 above if taken by the Corporation.

3.9 Series A Preferred Stock Protective Provisions. At any time when at least 1,811,590 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least sixty-one percent (61%) of the then outstanding shares of Series A Preferred Stock (voting as a separate class), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

3.9.1 any action, including an amendment of any provision of the Certificate of Incorporation, which adversely and disproportionately alters or changes the powers, preferences or special rights of the Series A Preferred Stock;

3.9.2 any increase or decrease of the total number of authorized shares of Series A Preferred Stock;

3.9.3 any amendment, termination or waiver of clause (i) of the definition of “Requisite Holders” in Section 2.4.1;

3.9.4 any amendment, termination or waiver of the first sentence of Section 4.4.2;

3.9.5 any amendment termination or waiver of Section 5.1(b);

3.9.6 any amendment, termination or waiver of the second to last sentence of Section 7; or

3.9.7 permit any direct or indirect subsidiary of the Corporation to effect or validate any action (whether by amendment, merger, consolidation, or otherwise) that would be prohibited by subsections 3.9.1—3.9.2 above if taken by the Corporation.

3.10 Series Seed Preferred Stock Protective Provisions. At any time when at least 2,403,800 shares of Series Seed Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series Seed Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series Seed Preferred Stock (voting as a separate class), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.10.1 alter or change the rights, preferences or privileges of the Series Seed Preferred Stock in a manner uniquely adverse to the Series Seed Preferred Stock; or

3.10.2 increase or decrease the authorized number of shares of Series Seed Preferred Stock.

3.11 Series Seed 2 Preferred Stock Protective Provisions. At any time when at least 1,674,900 shares of Series Seed 2 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series Seed 2 Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series Seed 2 Preferred Stock (voting as a separate class), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.11.1 alter or change the rights, preferences or privileges of the Series Seed 2 Preferred Stock in a manner unique to the Series Seed 2 Preferred Stock; or

3.11.2 increase or decrease in the authorized number of shares of Series Seed 2 Preferred Stock.

4. Optional Conversion.

The holders of Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1 Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the then applicable Original Issue Price of such series of Preferred Stock by the Conversion Price (as defined below) in effect at the time of conversion. The “Series E-1 Conversion Price” shall initially be equal to the Series E-1 Original Issue Price. The “Series E Conversion Price” shall initially be equal to the Series E Original Issue Price. The “Series D Conversion Price” shall initially be equal to the Series D Original Issue Price. The “Series C Conversion Price” shall initially be equal to the Series C Original Issue Price. The “Series B Conversion Price” shall initially be equal to the Series B Original Issue Price. The “Series A Conversion Price” shall initially be equal to the Series A Original Issue Price. The “Series Seed Conversion Price” shall initially be equal to the Series Seed Original Issue Price. The “Series Seed 2 Conversion Price” shall initially be equal to the Series Seed 2 Original Issue Price. Such initial Series E-1 Conversion Price , initial Series E Conversion Price, initial Series D Conversion Price, initial Series C Conversion Price, initial Series B Conversion Price, initial Series A Conversion Price, initial Series Seed Conversion Price or initial Series Seed 2 Conversion Price, as applicable, is sometimes referred to herein as the “Conversion Price.” Each Conversion Price, and the rate at which shares of each series of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of any shares of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors (to include the affirmative approval of at least two of the Preferred Directors). Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3 Mechanics of Conversion.

4.3.1 Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall (a) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Preferred Stock and, if applicable, any event on which such conversion is contingent and (b), if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Common Stock to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Preferred Stock converted.

4.3.2 Reservation of Shares. The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Conversion Price for a particular series of Preferred Stock below the then par value of the shares of Common Stock issuable upon conversion of such series of Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

4.3.3 Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common. Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

4.3.4 No Further Adjustment. Upon any such conversion, no adjustment to the Conversion Price for a series of Preferred Stock shall be made for any declared but unpaid dividends on the shares of such series of Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4 Adjustments to Conversion Price for Diluting Issues.

4.4.1 Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(a) “Additional Shares of Common Stock” shall mean all shares of Common. Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series E-1 Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)	shares of Common Stock, Options or Convertible Securities issued as a pro rata dividend or distribution on all Preferred Stock;

(ii)

shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

(iii)

shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to (X) the Company’s 2015 Long-Term Incentive Plan, as amended and restated, or (Y) any similar plan, agreement or arrangement approved by the Board of Directors, including at least two of the Preferred Directors;

(iv)

shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(v)

shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors, including at least two of the Preferred Directors;

(vi)

shares of Common Stock, Options or Convertible Securities issued as consideration for the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board of Directors, including at least two of the Preferred Directors; or

(vii)

shares of Common Stock, Options or Convertible Securities issued as consideration for joint ventures, development or other strategic transactions approved by the Board of Directors, including at least two of the Preferred Directors.

(b) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(c) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(d) “Series E-1 Original Issue Date” shall mean the date on which the first share of Series E-1 Preferred Stock was issued.

4.4.2 No Adjustment of Conversion Price. No adjustment in the Conversion Price for the Series A Preferred Stock, Series Seed Preferred Stock, or Series Seed 2 Preferred Stock, shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least sixty-one percent (61%) of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Conversion Price for the Series B Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series B Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Conversion Price for the Series C Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series C Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Conversion Price for the Series D Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series D Preferred Stock, only if such majority includes the Series D Requisite Holder, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Conversion Price for the Series E Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least sixty percent (60%) of the then outstanding shares of Series E Preferred Stock, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Conversion Price for the Series E-1 Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series E-1 Preferred Stock, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3 Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation at any time or from time to time after the Series E-1 Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price for one or more series of Preferred Stock pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such tends or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price for such series of Preferred Stock computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Conversion Price for such series of Preferred Stock to an amount which exceeds the lower of (i) the Conversion Price for such series of Preferred Stock in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Conversion Price for such series of Preferred Stock that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price for one or more series of Preferred Stock pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price for such series of Preferred Stock then in effect, or because such Option or Convertible Security was issued before the Series E-1 Original Issue Date), are revised after the Series El Original Issue Date as a result of an amendment to such ten/ s or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (I) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price for one or more series of Preferred Stock pursuant to the terms of Subsection 4.4.4, the Conversion Price for such series of Preferred Stock shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price for one or more series of Preferred Stock provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price for such series of Preferred Stock that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price for such series of Preferred Stock that such issuance or amendment took place at the time such calculation can first be made.

4.4.4 Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time or from time to time after the Series E- I Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant toSubsection 4.4.3), without consideration or for a consideration per share less than the Conversion Price for one or more series of Preferred Stock in effect immediately prior to such issuance or deemed issuance, then the Conversion Price for such series of Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) + (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a) “CP2” shall mean the Conversion Price for such series of Preferred Stock in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock

(b) “CP1” shall mean the Conversion Price for such series of Preferred Stock in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d) “B” shall mean the number of shares of Common Stock that would have been issued or deemed issued if such Additional Shares of Common Stock had been issued or deemed issued at a price per share equal to CP1 (determining dividing the aggregate consideration received by the Corporation in respect of such issuance or deemed issuance by CP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5 Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issuance or deemed issuance of any Additional Shares of Common Stock shall be computed as follows:

(a) Cash and Property: Such consideration shall:

(i)	insofaras it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)

insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors (to include the affirmative approval of at least two of the Preferred Directors); and

(iii)

in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors (to include the affirmative approval of at least two of the Preferred Directors).

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

(i)

the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)

the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6 Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price for one or more series of Preferred Stock pursuant to the terms of Subsection 4.4.4, then, upon the final such issuance, the Conversion Price for one or more series of Preferred Stock shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series E-1 Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price for one or more series of Preferred Stock in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series E-1 Original Issue Date combine the outstanding shares of Common. Stock, the Conversion Price for one or more series of Preferred Stock in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series E-1 Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price for one or more series of Preferred Stock in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for one or more series of Preferred Stock then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for one or more series of Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for one or more series of Preferred Stock shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of such series of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of such series of Preferred Stock had been converted into Common Stock on the date of such event.

4.7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series E-1 Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of each series of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of such series of Preferred Stock had been converted into Common Stock on the date of such event.

4.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.4, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each series of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of such series of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of such series of Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price of such series of Preferred Stock) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of such series of Preferred Stock. For the avoidance of doubt, nothing in this Subsection 4.8 shall be construed as preventing the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series E-1 Preferred Stock from seeking any appraisal rights to which they are otherwise entitled under the General Corporation Law in connection with a merger triggering an adjustment hereunder, nor shall this Subsection 4.8 be deemed conclusive evidence of the fair value of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series E-1 Preferred Stock in any such appraisal proceeding.

4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of Conversion Price of a series of Preferred Stock pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which shares of such series of Preferred Stock are convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of such series of Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Price for such series of Preferred Stock then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of shares of such series of Preferred Stock.

4.10 Notice of Record Date. In the event:

(a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

5. Mandatory Conversion

5.1 Trigger Events. Upon either (a) the closing of the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $75,000,000 of gross proceeds to the Corporation (before deduction of underwriters commissions and expenses) (the “Qualified Public Offering”), or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the (i) Requisite Holders and (ii) Series D Requisite Holder (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), then (A) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (B) such shares may not be reissued by the Corporation.

5.2 Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof; upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, (b) pay cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

6. No Redemption. Except as set forth in Section 2.4.2(b), the shares of Preferred Stock shall not be mandatorily redeemable.

7. Waiver. Any of the rights, powers, preferences and other terms of the Series E-1 Preferred Stock set forth herein may be waived on behalf of all holders of such series of Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares Series E-1 Preferred Stock then outstanding. Any of the rights, powers, preferences and other terms of the Series E Preferred Stock set forth herein may be waived on behalf of all holders of such series of Preferred Stock by the affirmative written consent or vote of the holders of at least sixty percent (60%) of the shares Series E Preferred Stock then outstanding. Any of the rights, powers, preferences and other terms of the Series D Preferred Stock set forth herein may be waived on behalf of all holders of such series of Preferred Stock by the affirmative written consent or vote of the holders of a majority of the shares Series D Preferred Stock then outstanding, except that a waiver of a provision which requires the consent of the Series D Requisite Holder (pursuant to the provisions of Subsections 2.4.1, 3.6, 4.4.2, 5.1, or otherwise) shall also require the consent of Series D Requisite Holder. Any of the rights, powers, preferences and other terms of the Series C Preferred Stock set forth herein may be waived on behalf of all holders of such series of Preferred Stock by the affirmative written consent or vote of the holders of a majority of the shares Series C Preferred Stock then outstanding. Any of the rights, powers, preferences and other terms of the Series B Preferred Stock set forth herein may be waived on behalf of all holders of such series of Preferred Stock by the affirmative written consent or vote of the holders of a majority of the shares Series B Preferred Stock then outstanding. Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of such series of Preferred Stock by the affirmative written consent or vote of the holders of at least sixty-one percent (61%) of the shares Series A Preferred Stock then outstanding. Any of the rights, powers, preferences and other terms of each series of Combined Series Seed Preferred Stock set forth herein may be waived on behalf of all holders of such series of Combined Series Seed Preferred Stock by the affirmative written consent or vote of the holders of a majority of the shares of such series of Combined Series Seed Preferred Stock then outstanding.

8. Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission,

FIFTH: Subject to any additional vote required by the Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH: Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not (a) adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification or (b) increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

ELEVENTH: The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee, affiliate, of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, the persons referred to in clauses (i) and (ii) are “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation while such Covered Person is performing services in such capacity. Any repeal or modification of this Article Eleventh will only be prospective and will not affect the rights under this Article Eleventh in effect at the time of the occurrence of any actions or omissions to act giving rise to liability. Notwithstanding anything to the contrary contained elsewhere in this Amended and Restated Certificate of Incorporation, the affirmative vote of the Requisite Holders will be required to amend or repeal, or to adopt any provisions inconsistent with this Article Eleventh.

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3. That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

4. That this Eighth Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this Corporation’s Seventh Amended and Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

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IN WITNESS WHEREOF, this Eighth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 2nd day of September, 2020.

By:	/s/ George Chamoun
Name: George Chamoun
Title: Chief Executive Officer

[Signature Page to Eighth Amended and Restated Certificate of Incorporation]